CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I hereby consent to the use of my March 17, 2014 Report of Independent Registered Public Accounting Firm, relating to the consolidated financial statements of ADM Endeavors, Inc. for the years ended December 31, 2013 and 2012, which are incorporated in this Pre-Effective Amendment No 2 to Form S-1 Registration No 0001262463 dated March 18, 2014.

I also consent to the reference to this firm under the caption “Experts” in the Registration Statements.

/S/ Terry L. Johnson, CPA

Terry L. Johnson, CPA

Casselberry, Florida

March 18, 2014